SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 22, 2003


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


   Commission     Registrant, State of Incorporation,        I.R.S Employer
    File No.         Address, and Telephone Number           Identification No.
 -------------    -----------------------------------        ------------------
    1-15467               Vectren Corporation                    35-2086905
                       (An Indiana Corporation)
                        20 N.W. Fourth Street,
                      Evansville, Indiana 47708
                           (812) 491-4000

    1-16739         Vectren Utility Holdings, Inc.               35-2104850
                       (An Indiana Corporation)
                        20 N.W. Fourth Street,
                      Evansville, Indiana 47708
                           (812) 491-4000

Item 5. Other Events and Regulation FD Disclosure

On July 22, 2003, Vectren Corporation (the Company) released financial information to the investment community regarding the Company's results of operations for the three and six month periods ended June 30, 2003. A portion of the financial information released is included herein and should be considered filed with the Securities and Exchange Commission. The entire financial release was furnished to the Securities and Exchange Commission in another 8-K filed July 23, 2003. The information herein does not include footnote disclosures and should not be considered complete financial statements.

Vectren Corporation is the parent Company of Vectren Utility Holdings, Inc.
(VUHI). VUHI serves as the intermediate holding company of the Company's three operating public utilities.

Unaudited Consolidated Statements of Income for the Company and VUHI for the three and six months ended June 30, 2003 and 2002 are attached to this filing as Exhibits 99-1 and 99-2, respectively. Highlighted information is attached as
Exhibit 99-3.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.


Press Release Excerpts

         Vectren Corporation reported 2003 second quarter earnings of $4.1 million, or $0.06 per share, compared to net income of $12.5 million, or $0.18 per share, for the same period last year. For the six months ended June 30, 2003, reported earnings were $59.8 million, or $0.88 per share, compared to $58.1 million, or $0.86 per share, for the same period in 2002.

         The 2003 second quarter results declined $0.10 per share as compared to the same period in 2002 due to milder weather affecting both heating and cooling sales and the write-off of two investments, as previously announced. Heating weather experienced in the second quarter 2003 was 9% warmer than the same period last year and cooling sales were reduced by weather 51% milder than the same period in 2002. The estimated quarter over quarter impact of milder weather was $4.3 million after tax, or $0.06 per share.

         The 2003 results include the write-off of the Company's investment in BABB International, Inc., an entity that processes fly ash into building materials. Charges of $1.9 million, pre-tax and $2.0 million, pre-tax were recorded in the second and first quarters, respectively, of 2003. The second quarter 2003 also includes the write-off of $2.0 million pre-tax of the investment in First Mile Technologies, a small broadband entity located in Indianapolis, Indiana. The write-off of both investments reduced net income for the second quarter by $2.3 million, or $0.04 per share, and the first six months by $3.5 million, or nearly $0.06 per share.

         Operating Review for the Quarter ended June 30

         Utility Group

         Utility earnings for the second quarter 2003 were $1.4 million as compared to $8.7 million for the same quarter last year. As noted previously, the primary contributors to the decline are electric cooling weather that was significantly below normal in the 2003 quarter and the write-off of the BABB investment.

         Gas margins were $60.8 million, an increase of $2.5 million over the same quarter in 2002. The increase is primarily due to increased late payment charges, an increase in Ohio's percent of income payment plan
         (PIPP) rate recovery rider, recovery of customer choice implementation costs, recovery of gross receipts and excise taxes on higher gas costs, and other items. The increase was partially offset by heating weather which was normal and 9% warmer than the prior year period. The estimated quarter over quarter pre-tax impact of the warmer weather on gas utility margins was approximately $3.3 million. Weather and an overall decline in customer usage were the primary factors resulting in the 8% decrease in throughput.

         Electric margins were $50.8 million, a decrease of $2.2 million compared to the second quarter of 2002. The decrease in electric margin was due primarily to the effect of milder cooling weather which was 43% cooler than normal and 51% cooler than last year, offset by increased margins from wholesale power activities. The estimated quarter over quarter pre-tax decrease as a result of the milder weather on electric utility margins was approximately $3.9 million. As a result of the mild weather, volumes sold to retail and firm wholesale customers decreased 7%. Non-firm wholesale electric utility margins increased $1.9 million to $3.9 million in 2003 compared to 2002.

         Other operating expenses for the second quarter increased $5.1 million compared to the same period in the prior year. The increased expenses were principally due to higher uncollectible accounts expenses, the timing of electric plant maintenance expenditures, and other costs such as PIPP and Ohio customer choice costs that are recovered through margins.

         Depreciation and amortization increased $3.3 million compared to the prior year due to utility plant additions. Since June 30, 2002, the Company has placed in service over $100 million in utility plant including a new gas-fired electric peaking unit, expenditures for implementing a choice program for Ohio gas customers, and other upgrades to existing transmission and distribution facilities.

         Taxes other than income increased $0.9 million compared to the prior year due primarily to higher gross receipts and excise taxes incurred as a result of higher gas prices.

         Other income (expense), net for the utility group decreased $3.0 million compared to the prior year. The decrease is primarily the result of the additional pre-tax charge of $1.9 million taken to write-off the BABB investment. In addition, the second quarter of 2002 includes income from the sale of emission allowances of approximately $1.0 million pre-tax that did not recur in 2003.

         Interest expense decreased $1.4 million when compared to the same quarter last year. The decrease primarily resulted from lower interest rates. This was partially offset by higher outstanding balances due primarily to funding of capital expenditures and increased working capital requirements resulting from the higher gas prices experienced during late 2002 and 2003.

         Non Regulated Group (all amounts following in this section are after tax)

         Nonregulated earnings for the second quarter 2003 decreased to $3.4 million as compared to $4.4 million for the same period last year due to the impact of the write-off of the First Mile investment.

         Earnings from Energy Marketing and Services were $2.1 million, a decline of $1.5 million from the second quarter of 2002. Gas Marketing's contribution was down $2.2 million period over period primarily due to the timing of costs and optimization benefits related to pipeline contracts. Performance Contracting was up $0.7 million due to success in obtaining higher margins and working from a higher construction backlog at the end of 2002. Performance Contracting results also reflect 100% Vectren ownership during the quarter versus 67% Vectren ownership in 2002.

         Earnings from Coal Mining were $4.7 million, an increase of $1.8 million from the second quarter 2002. Mining operations were $0.4 million and $0.9 million for the 2003 quarter compared to the 2002 quarter. Net earnings from the investment in Pace Carbon were $3.2 million and $1.3 million in 2003 and 2002, respectively. Synfuels related results, which reflect earnings from the investment in Pace Carbon and Synfuels related fees, were $4.3 million and $2.0 million in 2003 and 2002, respectively. Approximately eight hundred thousand tons of coal were mined and an additional three hundred thousand tons were brokered. Of that amount, seven hundred thousand tons were sold to the utility operations under approved contracts, with the remainder sold to third parties. The earnings from mining operations were impacted by reduced mining yields.

         Broadband includes the $1.2 million after tax write-off of the First Mile investment. The company's investments in SIGECOM and its parent Utilicom Networks, LLC, a local broadband provider to Evansville, Indiana, had no significant impact on the company's operating results.

         Utility Infrastructure and Other Non Regulated businesses results were generally unchanged quarter over quarter.

         Operating Review for the Six Months Ended June 30

         Utility Group

         Utility earnings for the six months ended June 30, 2003 were $48.7 million in 2003 as compared to $50.7 million for the same period in 2002, primarily driven by weather that on the year was favorably impacted by $5.4 million after tax compared to last year and increased wholesale and other margin, offset by the BABB investment write-off of $2.3 million after tax and increased other operating costs.

         Gas margins were $205.2 million, an increase of $19.0 million over second quarter 2002. It is estimated that weather, 17% colder than the prior year and 7% colder than normal, contributed $12.0 million pre-tax to the increased margin. The remaining $7.0 million increase is primarily attributable to gross receipts and excise taxes, increased late payment fees, and recovery of Ohio customer choice implementation costs.

         Electric margins were $109.0 million, an increase of $6.7 million over 2002 primarily due to increased non-firm wholesale power activity resulting from price volatility, offset by lower retail sales due to milder cooling weather. As a result of the mild weather which was 44% cooler than normal and 51% cooler than last year, volumes sold to retail and firm wholesale customers decreased 3% with an estimated margin impact of $2.9 million pre-tax. Non-firm wholesale margins were $12.1 million, an increase of $9.0 million over 2002.

         Other operating expenses increased $10.4 million compared to the prior year. The increased expenses were due principally to higher uncollectible accounts expense, the timing of electric plant maintenance and other costs such as PIPP and customer choice implementation costs in Ohio that are recovered through margins.

         Depreciation and amortization increased $5.3 million compared to the prior year due to utility plant additions.

         Taxes other than income increased $4.5 million compared to the prior year due to higher gross receipts and excise taxes as a result of higher gas prices and increased gas volumes sold.

         Other income (expense), net for the utility group decreased $7.0 million pre-tax compared to the prior year. The decrease is primarily the result of the $3.9 million pre-tax write-off of the BABB investment, less AFUDC and interest income, and contributions of $1.2 million pre-tax to low income customer assistance programs resulting from the ProLiance settlement. In addition, 2002 amounts include income from the sale of emission allowances and other assets totaling $2.2 million pre-tax.

         Interest expense decreased $2.5 million when compared to last year. The decrease primarily resulted from lower interest rates. This was partially offset by higher outstanding balances due primarily to funding of capital expenditures and increased working capital requirements resulting from the higher gas prices experienced during late 2002 and 2003.

         Non Regulated Group (all amounts following in this section are after tax)

         For the six months ended June 30, nonregulated earnings were $11.9 million in 2003 as compared to $8.8 million for the same period in 2002.

         Earnings from Energy Marketing and Services were $10.5 million, an increase of $2.3 million over 2002. Gas Marketing's contribution increased $1.2 million period over period due to continued realization of benefits from the integration of its two gas marketing companies in 2002 and from opportunities provided by gas price volatility in the first quarter. Performance Contracting is up $0.9 million due to the higher margins, a large construction backlog at the end of 2002, and Vectren's higher ownership percentage in the second quarter of 2003.

         Earnings from Coal Mining were $7.2 million, an increase of $2.3 million over 2002. Mining operations contributed $0.6 million in 2003 and $1.4 million in 2002. Net earnings from the investment in Pace Carbon, comprised of Synfuel tax credits net of operating losses, were $4.8 million and $2.1 million, in 2003 and 2002 respectively. Synfuels related results, which reflect earnings from the investment in Pace Carbon and Synfuels related fees, were $6.6 million and $3.5 million, in 2003 and 2002 respectively. Approximately 1.6 million tons of coal were mined and an additional five hundred thousand tons were brokered. Of that amount, 1.5 million tons were sold to the utility operations under approved contracts, with the remainder sold to third parties. Reduced mining yield continues to impact 2003 earnings of the mining operations.

         Utility Infrastructure losses increased to $1.2 million from $0.5 million in 2002 as a result of continued cutbacks from gas distribution utility customers which began in the later part of 2002.

         Broadband includes the $1.2 million after tax write-off of First Mile in the second quarter of 2003.

         Other nonregulated businesses contributed an after tax loss of $3.5 million in 2003 as compared to a $4.0 million after tax loss in 2002. There was substantial improvement in the losses at the municipal broadband consulting company and in the financial asset portfolio. However, the 2002 results include a $0.8 million gain in the Haddington Ventures portfolio which did not recur in 2003 and therefore offset part of this turnaround. Retail marketing operations had a less than expected loss of $1.0 million.

Item 7.  Exhibits

99-1 Vectren Corporation Consolidated Statement of Income for the three and six months ended June 30, 2003 and 2002
99-2 Vectren Utility Holdings, Inc. Consolidated Statement of Income for the three and six months ended June 30, 2003 and 2002
99-3     Vectren Corporation Operating Highlights
99-4 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VECTREN CORPORATION
                                          VECTREN UTILITY HOLDINGS, INC.

July 23, 2003


                                            By:  /s/ M. Susan Hardwick
                                            ----------------------------------
                                            M. Susan Hardwick
                                            Vice President and Controller